UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 2 8624 6130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 27, 2021, Luna Squares LLC (FKA Innovative Property Management, LLC), a subsidiary of Mawson Infrastructure Group Inc. (the “Company” or “Mawson”), entered into a Second Amendment to Lease Agreement dated August 24, 2021 (the “Second Amendment”) with The Development Authority of Washington County (the “Landlord”), which amended the Lease Agreement between Luna Squares LLC and the Landlord dated May 1, 2020, as amended by that certain First Amendment to Lease Agreement and Exercise of Option to Lease an Additional Four Adjoining Acres between Luna Squares LLC and the Landlord dated February 23, 2021 (collectively, the “Lease”). Pursuant to the Second Amendment:

●	an additional 11.35 acres or property (“Building Parcels”) adjoining the property already being leased (“Original Parcels”) has been added to the Lease (all such property being leased, the “Premises”);

●	Luna Squares LLC has the right to construct new buildings on the Building Parcels at its own cost and subject to certain requirements and limitations;

●	Luna Squares LLC will pay for all fees and permits necessary for its new buildings and operation of its business on the premises;

●	Luna Squares LLC will pay twenty thousand dollars ($20,000) per acre and per year as rent for the Building Parcels;

●	the Landlord granted Luna Squares LLC eight (8) consecutive options to renew the Lease (beginning on August 1, 2023) for a period of three (3) years each, subject to annual rent increases of four percent (4%) per annum;

●	the Landlord granted Luna Squares LLC a right of first offer and right of first refusal on the purchase of the Premises; and

●	the Landlord granted Luna Squares LLC a purchase option to buy the Premises upon the expiration of the Lease and all extending options for the prevailing Fair Market Value (as defined in the Lease) for the Premises taking into account all relevant factors, but without taking into account the existence of the Lease or any, any improvements, equipment or fixtures installed by Luna Squares LLC or paid for by Luna Squares LLC, or any increased electric service or capacity to the Premises obtained by or for Luna Squares LLC.

The description of the Second Amendment is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release on August 30, 2021, in relation to the Second Amendment, a copy of which is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Lease Agreement between Luna Squares LLC and The Development Authority of Washington County dated August 24, 2021.
99.1	Press Released issued by the Mawson Infrastructure Group Inc. on August 30, 2021 announcing the Second Amendment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2021, Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021, and in other filings that the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: August 30, 2021	By:	/s/ James Manning
James Manning
Chief Executive Officer

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